NAREIT Annual Convention November 2007

Company Profile

Premier Sunbelt Multifamily Platform Solid growth prospects Favorable demographics Upward occupancy trends Proven track record and valuecreation capability Internal development / construction $1 billion multifamily developmentpipeline at attractive yields Mixed-use value creation Stability of cash flows Market diversification Low average age reduces capexrequirements

Premier Sunbelt Multifamily Platform Proven ability to source co-investment capital Value added multifamily acquisitions Over $2.4 billion acquired since 2005 Focus on recycling non-core assets and delivering NOI growth Integrated technology platform Online rental / streamlined purchasing and cost control Experienced management team Brand value Colonial Grand Colonial Village

High Quality Portfolio — Colonial Grand Properties

High Quality Portfolio — Colonial Village Properties

Geographic Diversification

- 75.2% of multifamily 2008E NOI is expected to be generated in 10 different markets, none greater than 12.7%
- Re-aligned portfolio to concentrate primarily in institutional markets in the Sunbelt

Anticipated 2008 Multifamily NOI Contribution


Dallas, TX, 6.9%
Raleigh, NC, 6.9%
Richmond, VA, 5.2%
Austin, TX, 5.3%
Fort Worth, TX, 4.8%
Charleston, SC, 5.4%
Orlando, FL, 10.2%
Phoenix, AZ, 5.6%
Atlanta, GA, 12.7%
Other, 24.8%
Charlotte, NC, 12.2%

Multifamily Market Summary

Colonial 2008E Top 10 Markets:	% NOI
Atlanta, GA	12.7%
Charlotte, NC	12.2%
Orlando, FL	10.2%
Dallas, TX	6.9%
Raleigh, NC	6.9%
Phoenix, AZ	5.6%
Charleston, SC	5.4%
Austin, TX	5.3%
Richmond, VA	5.2%
Fort Worth, TX	4.8%
Top 10 Markets	75.2%
Other Markets	24.8%
TOTAL	**100.0%**

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COLONIAL PROPERTIES TRUST

Operational Performance

Operational Performance

- Superior same-property performance
  - Through the third quarter of 2007, the multifamily division produced annual same-property NOI growth of 5.3%
  - Over the last five years, we have outperformed relative to our multifamily peers on a same-property basis

Same Property NOI Growth – 3 Year Average



7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
5.3%
5.1%
6.5%
Multifamily Peers (1)
Sunbelt Peers (2)
Colonial Properties

Same Property NOI Growth – 5 Year Average



3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
1.7%
1.7%
3.1%
Multifamily Peers (1)
Sunbelt Peers (2)
Colonial Properties

SOURCE: Peer data based on Green Street Advisors
1) Includes AEC, AIV, AVB, BRE, CPT, EQR, ESS, HME, MAA, PPS and UDR
2) Includes CPT, EQR, MAA, PPS and UDR

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COLONIAL PROPERTIES TRUST

Operational Performance as September 30, 2007

Revenue Enhancement Initiatives Lease Revenue Optimizer (LRO) Completed 6 month beta test on 6 properties 6 Key Performance Indicators used to evaluate Pilot properties outperformed non-LRO properties by 3.7% in revenue growth Expanding test on additional 10,000 units for 9 months Weighing benefit vs. cost Utility Reimbursement Program Bulk Cable-44 properties in program — generating 46% margin Expanding to another 50 properties in 2007 and 2008 Improved water expense recovery Implemented garbage expense recovery on all TCR portfolio and all acquisition properties

Technology Initiatives Enhanced Website MRI resident portal / Vaultware Allows for on-line leasing Process on-line maintenance requests by residents Allows on-line rental payments OpsBuyer on-line procurement platform 48% of total purchasing dollars are processed on-line Goal to generate 70-75% of purchases on-line HRIS Provides real time data to all employees 24/7 Seamless integration with website for recruiting STAR 2008 Web based interactive leasing environment

Premier Sunbelt Multifamily Platform Investment focused in high growth sunbelt markets PROJECTED POP. GROWTH, 2000-2030 Growth 25% or more Growth 10% to 24% Less than 10% Colonial Properties MF Portfolio SOURCE: U.S. Census Bureau

Premier Sunbelt Multifamily Platform Positive demographic trends support multifamily growth trajectory Positive sunbelt in-migration patterns should fuel future rent growth in our target markets POPULATION AGE 25-34 YEARS (1)LARGEST NET DOMESTIC2000-2004 DOMESTIC OUT- MIGRATION BY IN- MIGRATION BY 44 mmSTATE (1)REGION (2) 42 mmNew York-874,000 Northeast-987,262 40 mmCalifornia-756,000 Midwest-644,792 38 mmIllinois-343,000 South1,411,172 New Jersey-183,000 West220,882 36 mm 1982 1986 1990 1994 1998 2002 2006 2010 2014 2018 2022 1) Economy.com1) U.S. Census Bureau -2000 Census 2) U.S. Census Bureau -April 2006

Multifamily Development PipelineProperties Under Construction$420MShadow Development Pipeline$502MTotal Development Pipeline$922MProjected Yields on Stabilization7.0% to 8.5%Incremental Value of Development Pipeline (1)$395M $335M$280M5.25% 5.50%5.75%Estimated Sales Cap Rate(1) Reflects managements’estimate of the incremental value above total expected investment based on current market valuescalculated using projected stabilized yield and sales cap rates shown above.

Development Pipeline – Under Construction

Project	Location	Total Homes	Stabilization Date	Total Cost (in millions)
CG at Huntersville	Charlotte, NC	250	2Q08	$26.1
CG at Shelby Farms II	Memphis, TN	154	2Q08	13.4
CG at Ayrsley	Charlotte, NC	368	1Q09	34.9
CG at Onion Creek	Austin, TX	300	1Q09	31.8
CG at Sweetwater	Phoenix, AZ	195	1Q09	23.5
CG at Thunderbird	Phoenix, AZ	244	3Q09	29.6
CG at Cityway	Austin, TX	376	4Q09	34.3
CG at Pecos	Las Vegas, NV	380	4Q09	51.7
CV at Matthews Commons	Charlotte, NC	216	4Q09	21.1
CV at Godley Lake	Savannah, GA	288	3Q09	26.2
CG at Wakefield	Raleigh, NC	365	1Q10	36.5
CG at Randal Park	Orlando, FL	600	4Q10	75.9
CG at Traditions (1)	Gulf Shores, AL	324	4Q08	15.0
		4,060		$420.0





(1) These are joint venture projects. Total cost represents our pro-rata portion of the joint venture investment.

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COLONIAL PROPERTIES TRUST

Mixed-Use / Commercial Expertise Mixed-use / commercial augments multifamily platform Mixed-use development integrating multifamily, office and retail property types Commercial merchant development opportunities Fee service property management business For-sale residential development

Mixed-Use / Commercial Expertise Value proposition Increased focus on mixed-use development Sell or contribute assets to joint ventures upon stabilization Harvest shareholder value at appropriate time Reduce balance sheet commitment to capital intensive assets Grow asset management business and associated fee income Proven ability to create value through development

Mixed-Use / Commercial Expertise National Developer of the Year National Association of Industrial and Office Parks (NAIOP)

Mixed-Use / Commercial Expertise The current commercial development pipeline is expected to yield between 8.5% to 11.0% Retail $180M6 projects Office $65M2 projects For-Sale$192M7 projects The spread between development yields and current cap rates represents significant value creation

Commercial Development

- Project $0.15 - $0.25 per share to come from Commercial and For-Sale Residential Development in 2008
- Multiple Sources of Income – Merchant Building (multifamily, office and retail), Condominium Development Sales, Residential Lot Sales

Merchant Development Pipeline

Property	Location	Units/SF	Total Cost	Projected Completion
Colonial Promenade Alabaster II	Birmingham, AL	130	$20.1M	4Q07
Colonial Pinnacle Tutwiler Farm II	Birmingham, AL	85	$16.4M	4Q07
Colonial Grand at Canyon Creek	Austin, TX	336	$8.6M (1)	4Q07
Colonial Promenade Fultondale	Birmingham, AL	234	$24.8M	2Q08
Colonial Promenade Smyrna	Nashville, TN	194	$17.6M (1)	2Q08
Colonial Promenade Tannehill	Birmingham, AL	320	$54.4M	3Q08
Colonial Center TownPark 400	Orlando, FL	176	$29.7M	1Q09
Metropolitan (2)	Charlotte, NC	344	$88.0M	4Q09
			$259.6M	

1) Represents CLP's ownership percentage, as CLP is a minority partner in these joint venture developments.
2) This is a mixed-use project. The statistics reflect the combined office and retail portions of the project.

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COLONIAL PROPERTIES TRUST

For-Sale Residential Activities

Joint Venture Relationships Grow commercial platform through co-investment Currently manages 7,501 multifamily units and 24.0 million square feet of office and retail space through co-investments Joint venture partners provide ongoing investment opportunities Relationships give Colonial access to private equity capital and increased fee income Och-Ziff Real Estate Acquisitions, L.L.C.

Financial Highlights Pro forma net asset valuation Multifamily NOI$ 187,544 (1) Liabilities Cap Rate6.00%Debt Outstanding$ 1,629,502 Multifamily Value 3,125,734JV Debt 492,432 Other Liabilities 140,643 Office NOI 28,556 (2)Total Liabilities$ 2,262,577 Cap Rate7.25% Office Value 393,872Preferred Stock 225,000 Retail NOI 22,685 (2) Cap Rate6.75%Net Asset Value$ 2,440,767 Retail Value 336,070Shares Outstanding 57,196 Mgt Fees 28,092 (3)NAV per Share$ 42.67 Multiple5.0x Mgt Fee Value 140,460Share price as of 11/8/07 $ 26.30 Discount to NAV-38.4% Other Assets Construction in Progress 641,481 (4) Other Assets (excl intangibles) 290,727 Total Assets$ 4,928,344 Note: Balance sheet figures are as of 9/30/07. 1) Based on annualized nine months NOI, adjusted for recent acquisitions and dispositions and grown at a 4.5% rate 2) Based on annualized Q3 2007 NOI, adjusted for recent acquisitions and dispositions, and grown at a 3.0% rate 3) Reflects annualized Q3 2007 management fees related to joint ventures, and excludes development and other fees 4) Includes pro rata share of joint venture construction in progress

Financial Highlights

Financial Highlights Improved capital structure $500MM Line of Credit -95% Available Capacity $150MM Cash on Hand at 3Q 2007 $4.1 Billion (1) EQUITY48%Common Stock Fixed Rate Debt 35.3%46.7% Common Stock73% Operating Partnership16% Perpetual Preferred11% DEBT52% Consolidated Debt40%Operating Perpetual Floating Partnership Preferred Rate Debt Unsecured Debt 96%7.7%5.5%4.8% Secured Debt4% Unconsolidated Debt12%STATISTICS Fixed Rate Debt91%Fixed Charge2.0x Floating Rate Debt9%Average Int. Rate5.8% 1) Market capitalization based on closing price as of 10/29/07

Financial Highlights Visible growth potential Colonial expects 7 -10% annual FFO growth due to 4 -5% same property income growth augmented by a robust development pipeline - 10% FFO Growth 6 — 7% NOI Growth 4 — 5% Core Develop / Cap NOI GrowthRecycling (Net) NewCo Mixed-Use / Commercial (2.5%) Core Property Multifamily Growth (4.0 -5.0%)

Investment Considerations Premier sunbelt multifamily platform Visible growth potential Robust development capabilities Mixed-Use / Commercial value creation Disciplined capital recycling and co-investment

29 Reconciliations 1) The 2007 FFO per share guidance range includes the $0.47 per diluted share impact from the impairment charge related to the for-sale residential business recorded in the third quarter of 2007, the $0.32 per diluted share impact related to the transaction and other related charges recorded in the second quarter of 2007, as well as the $0.03 per diluted share related to the initiation of the termination of the Company's pension plan that is anticipated to be recorded in the fourth quarter of 2007. In addition, assuming the joint venture and outright retail sale transactions occurred on January 1, 2007, FFO per share would be reduced by a range of approximately $0.50 - $0.55 per diluted share. Excluding the impact of the above items, the Company's 2007 FFO per share guidance range would have been $2.00 - $2.10 per diluted share. Pro-Forma 2007 Pro-Forma 2007 Pro-Forma 2008 Pro-Forma 2008 Low - High Low - High Low - High Low - High Fully Diluted EPS $7.63 $7.88 $1.15 $1.45 Plus: Real Estate Depreciation and Amortization $2.75 $2.75 $1.85 $1.85 Less: Gains on Sale of Assets ($8.65) ($8.85) ($0.85) ($1.05) Fully Diluted FFO per share (1) $1.73 $1.78 $2.15 $2.25